Exhibit 99.1

Trinity Capital Inc. Funds a Record $1.2 Billion of Investments in 2024

Company originates $1.6 billion of new commitments in 2024

PHOENIX, January 13, 2025 /PRNewswire/ -- Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity” or the “Company”), a leading alternative asset manager, today announced a portfolio update for the fourth quarter of 2024. Trinity funded $297 million of total investments in the fourth quarter, putting Trinity at a record of $1.2 billion of fundings in 2024. Additionally, Trinity originated $411 million of investments in the fourth quarter of 2024, bringing total new commitments for 2024 to $1.6 billion.

“We are very pleased with our team’s outstanding performance in 2024,” said Kyle Brown, Chief Executive Officer of Trinity Capital. “This milestone year reflects the strength of our unique business structure and the consistent value we create for our investors and partners.”

Fourth quarter investment highlights:

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Investments funded totaled approximately $297 million, which was comprised of $190 million in secured loans, $96 million in equipment financings and $11 million in warrant and equity investments.
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Trinity originated approximately $411 million of new commitments, which was comprised of $231 million in secured loans, $173 million in equipment financings and $7 million in equity investments.
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The Company funded approximately $233 million to 9 new portfolio companies, $59 million to 15 existing portfolio companies and $5 million of investments to multi-sector holdings.
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Proceeds received from repayments and exits of the Company's investments totaled approximately $281 million, which included $130 million from early debt repayments, $15 million from warrant and equity exits, $59 million from scheduled/amortizing debt payments and $77 million from investments sold primarily to multi-sector holdings.

Full year 2024 investment highlights:

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Total investments funded was approximately $1.2 billion, which was comprised of $887 million in secured loans, $304 million in equipment financings and $38 million in warrant and equity investments.
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The Company originated approximately $1.6 billion of total new commitments, which was comprised of $1.1 billion in secured loans, $499 million in equipment financings and $19 million in equity investments.
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The Company funded approximately $968 million to 39 new portfolio companies, $245 million to 28 existing portfolio companies and $16 million of investments to multi-sector holdings.
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Proceeds received from repayments and exits of the Company’s investments totaled approximately $808 million, which included $314 million from early debt repayments and refinancings, $45 million from warrant and equity exits, $207 million from scheduled/amortizing debt payments and $242 million from investments sold primarily to multi-sector holdings.

About Trinity Capital Inc.

Trinity Capital Inc. (Nasdaq: TRIN) is an international alternative asset manager, aiming to provide investors with stable and consistent returns through access to the private credit market. We source, vet, and invest in dynamic privately funded growth-oriented companies, giving our investors access to a strong and diversified portfolio. With distinct business verticals, Trinity Capital stands as a trusted partner for innovative companies seeking tailored growth capital solutions. Headquartered in Phoenix, Arizona, the firm has an international footprint, supported by a dedicated team of strategically located investment professionals. For more information, visit the company’s website at trinitycapital.com and stay connected by following us on LinkedIn and X (formerly Twitter).

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission (“SEC”). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson

Head of Investor Relations

Trinity Capital, Inc.

ir@trincapinvestment.com